UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 17, 2005

Commission file number: 333-104141

REMINGTON ARMS COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware                             51-0350935

(State or other jurisdiction of incorporation or organization)                          (I.R.S. Employer Identification No.)

870 Remington Drive

P.O. Box 700

Madison, North Carolina 27025-0700

(Address of principal executive offices)

(Zip Code)

(336) 548-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

This Form 8-K has 3 pages

ITEM 1.01 Entry into a Material Definitive Agreement.

        On October 11, 2005, the Board of Directors of Remington Arms Company, Inc. (the“Company”), upon the recommendation of the Company’s Benefit and Investment Committee, approved an amendment to the Company’s pension and retirement plan (the “Defined Benefit Plan”) and two amendments to the Company’s savings and investment plans (the “Defined Contribution Plans”) to be effective January 1, 2006. On October 11, 2005, the directed officers of the Company communicated these actions to the employees impacted by the amendments.

        As a result of the amendment to the Defined Benefit Plan, effective January 1, 2006 for certain employees of the Company, including certain of the Company’s Named Executive Officers included in the Defined Benefit Plan, the future benefit calculation has been modified beginning after January 1, 2006. However, no participant’s final benefit will be less than the amount earned as of December 31, 2005.

        As a result of the first of the two amendments to the Defined Contribution Plans, the same certain employees of the Company affected by the amendment to the Defined Benefit Plan, including certain of the Company’s Named Executive Officers included in the Defined Benefit Plan, are entered into the newly formed Remington Arms Company 401(k) Plan (the “401(k) Plan”) effective January 1, 2006. As a result of the second of the two amendments to the Defined Contribution Plans, the 401(k) Plan provides for modified vesting and matching provisions and is separate and distinct from the existing Defined Contribution Plan.

        Pursuant to Regulation S-K Item 601, the Company will file the amended Defined Benefit Plan, as soon as practicable, as an exhibit to the Company’s future periodic filings pursuant to Section 15(d) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REMINGTON ARMS COMPANY, INC.

/s/ MARK A. LITTLE
Mark A. Little

Executive Vice President, Chief Financial
Officer and Chief Administrative Officer
(Principal Financial Officer)

October 13, 2005